UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 22, 2005 (July 27, 2005)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (732) 919-3150

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On July 22, 2005 Level 8 Systems announced that Anthony Pizi has resigned as Chairman, and Chief Executive Officer (CEO). Mr. Pizi will retain the role of Chief Technology Officer (CTO). Mr. John Broderick who is currently the Chief Financial Officer (CFO) and Chief Operating Officer (COO) has been appointed as Chief Executive Officer.

The Company’s Board of Directors also accepted the resignations of Nicholas Hatalski and Kenneth Nielsen as Board members. Mr. Hatalski and Mr. Nielsen have confirmed that their resignations have not resulted from any disagreements with the Company or with management. The Company announced that Mr. Bruce Miller, Mr. Frederic Mack, Mr. John Broderick and Mr. Mark Landis have all been elected to the Board of Directors, each to serve until the next general election by shareholders. Mr. Landis was elected to serve as Chairman of the Board. Mr. Miller was appointed to the Company’s Audit Committee.

Mr. Bruce Miller is a General Partner of Delphi Partners, Ltd. a privately-owned investment partnership since 1989. He is a director of American Season Corporation. Mr. Miller has served as a consultant for various entities including a long-standing association with Cape Air/Nantucket Airlines, Inc. Mr. Miller sits on the board of the Nantucket Historical Association and is involved in other non-profit activities.

Mr. Miller currently holds a Convertible Note with Level 8 Systems in the face amount of $21,000 issued on April 25, 2005. Under its terms, the Note may be converted into Level 8 Common Stock at a conversion price of $0.07. Mr. Miller also holds Senior Promissory Notes in the amount of $42,502.31. The notes, issued in 2004 and 2005, bear interest at 10% per annum. Mr. Miller also owns 23,594 shares of Level 8 Systems common stock issuable upon exercise of Series D-2 Warrants at an exercise price the lower of $0.20 or the trading price of Level 8’s common stock at the time of exercise. Delphi Partners, Ltd. holds Senior Promissory Notes in the amount of $10,203.49 which bears interest at 10% per annum. Delphi Partners, Ltd. owns 128,571 shares of common stock issuable upon conversion of $9,000 principal amount of convertible promissory note, issued on April 25, 2005 at a conversion price of $0.07. Delphi Partners owns 11,797 shares of common stock issuable upon exercise of Series D-2 Warrants at an exercise price the lower of $0.20 or the trading price of Level 8’s common stock at the time of exercise.

Mr. Fredic H. Mack has served as Vice President and Senior Partner of Mack Construction Corporation since 1975 and as a Partner of Mack Industries, Mack Affiliates, The Mack Company and other family holdings. Mr. Mack has been the Executive Director of Mack-Heiferman Company since 1987. Mr. Mack has served as a member of the Board of Directors of Patriot American Investors since 1992. He has been on the Board of Directors of AFA Protective Systems since 1993. Since 1997 Mr. Mack has served on the Board of Directors of Mack-Cali Realty Company and Bnox, Inc.

Mr. Mack currently holds 476,942 shares of Level 8 Systems common stock. Mr. Mack’s Level 8 holdings also include 394,737 shares of common stock issuable upon conversion of Series C Preferred Stock and 632,883 shares of common stock issuable upon the exercise of warrants. The exercise price of the warrants range from $0.60 per share to $0.32 per share. Mr. Mack owns 390,625 shares of common stock issuable upon conversion of $125,000 principal amount of convertible promissory note, issued on May 10, 2004 at a conversion price of $0.32. Mr. Mack holds Senior Promissory Notes in the amount of $93,288.30. The Notes issued in 2004 and 2005 bear interest at 10% per annum. Mr. Mack exercises sole or shared voting or dispositive power with respect to the securities held in the trust of Frederic Mack 4-30-92 Trust, Hailey Mack, and Jason Mack. The trust of Fredric Mack 4-30-92 includes 203,125 shares of common stock issuable upon conversion of Series D Preferred Stock, 30,672 shares of common stock issuable upon exercise of Series D-2 Warrants at an exercise price the lower of $0.20 or the trading price of Level 8’s common stock at the time of exercise and 9,334 shares of common stock issuable upon exercise of warrants at an exercise price of $0.60 per share. The Fredric Mack Trust 4-30-92 also holds a Senior Promissory note in the amount of $4,000 which bears interest at 10% per annum. The 4-30-92 Trust also includes 144,445 shares of common stock. The trust for Hailey Mack and the trust for Jason Mack, each includes 4,167 shares of common stock issuable upon exercise of warrants at an exercise price of $0.45 per share, and 16,667 shares each of common stock. The trust for Hailey Mack and the trust for Jason Mack each include Senior Promissory Notes in the amount of $5,416.70 which bears interest at 10% per annum

Mr. Mark Landis is the Senior Managing Member of the Security Growth Fund, a newly established private equity firm focused on the electronic security industry. Prior to joining the Security Growth Fund and since 2003, Mr. Landis was the Executive in Residence of The Jordan Company, a private equity firm based in New York. Mr. Landis retired from being President of the North American Security Division of Siemens Building Technologies, Inc. in July of 2003, having spent 16 years with the company.

Mr. Landis who is related by marriage to Mr. Anthony Pizi, the former Chairman and Chief Executive Officer and a current director, owns 263,158 shares of common stock issuable upon the conversion of Series C Preferred Stock. Mr. Landis and his spouse also own 5,220,273 shares of common stock issuable upon the exercise of warrants. The exercise price of the warrants range from $0.08 per share of common stock to $0.37 per share of common stock. Mr. Landis also owns 446,429 shares of common stock issuable upon conversion of $125,000 principal amount of convertible promissory note, issued on February 1, 2004 at a conversion price of $0.28, 781,250 shares of common stock issuable upon conversion of $125,000 principal amount of convertible promissory note, issued on June 30, 2004 at a conversion price of $0.16, 1,000,000 shares of common stock issuable upon conversion of $100,000 principal amount of convertible promissory note, issued October 12, 2004, and 1,875,000 shares of common stock issuable upon conversion of $150,000 principal amount of convertible promissory note, issued November 11, 2004. Mr. Landis holds Senior Promissory Notes in the amount of $352,860.30. The Notes, which were issued in 2004 and 2005, bear interest at 10% per annum. Mr. Landis’ holdings also include 818,465 shares of common stock. Mr. Landis currently is not the beneficial owner of all such shares of common stock.

Mr. Broderick has served as the Chief Operating Officer of Level 8 since June 2002, as the Chief Financial Officer of Level 8 since April 2001, and as Corporate Secretary since August 2001. Prior to joining Level 8 Systems Inc., Mr. Broderick was Executive Vice President of Swell Inc., a sports media e-commerce company where he oversaw the development of all commerce operations and served as the organization's interim Chief Financial Officer. Previously, Mr. Broderick served as Chief Financial Officer for Programmer's Paradise, a publicly held (NASDAQ: PROG) international software marketer. Mr. Broderick received his B.S. in accounting from Villanova University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005            LEVEL 8 SYSTEMS, INC.

By:/s/ John P. Broderick
John P. Broderick
Chief Operating and Financial Officer
Corporate Secretary